Enovix Announces Third Quarter 2025 Financial Results Lead Smartphone Customer Advances Toward Commercialization of Enovix’s AI-1TM Battery Technology; Strengthened Balance Sheet Through Disciplined Capital Markets Execution FREMONT, Calif., November 5, 2025 -- Enovix Corporation (Nasdaq: ENVX) (“Enovix”), a global high- performance battery company, announced its third quarter 2025 results. The Company will host a live webcast at 5:00 PM ET / 2:00 PM PT to discuss the results and provide business updates. To register for the webcast, please visit: https://enovix-q3-2025.open-exchange.net/. “This quarter was marked by meaningful progress with our lead smartphone customer, as we continued advancing toward commercial launch of our AI-1 cell,” said Dr. Raj Talluri, President and CEO of Enovix. “Our AI-1 battery has been independently validated as having the highest energy density reported for a smartphone battery, our marquee customer programs are moving towards commercial launch, and our manufacturing capabilities at Fab2 are steadily progressing. We have further strengthened the balance sheet, secured substantial capital to execute our roadmap, and assembled a team with a proven record of execution. I’m incredibly proud of what our teams around the world have accomplished and confident in the road ahead.” Recent Business Highlights • Independent validation: AI-1™ smartphone battery performance validated by independent testing firm as having the highest energy density reported for a smartphone battery. • Smartphone customers: Lead customer to perform additional lifecycle testing following our design revision; reflects collaborative, multi-year partnership typical of first-of-its-kind architecture. Second smartphone program accelerating with another mobile customer. • Secured financing: Completed shareholder-friendly warrant dividend and issued new convertible notes due 2030. Funding expected to finance Fab2 and drive path to positive cash flow. Unaudited cash, cash equivalents and marketable securities as of third quarter 2025: $648 million. • Smart eyewear customer: Delivered over 1,000 battery packs to lead customer and samples to 9 other unique OEMs and ODMs, a number of which are expected to have products launched in 2026. • Defense traction: Record year-to-date shipments, majority to defense customers including two of Korea’s major three military contractors; global pipeline now exceeds $80 million with recent wins citing the need for diversified supply chains. • Manufacturing expansion: Fab2 Malysia yield improvements across all zones. Zone 4 (formation) throughput increased - capacity now exceeds HVM requirements for an additional line. Commenced building first Korea-based cell-manufacturing capability for 100% active silicon- anode technology. • Governance and Leadership updates: Dan McCranie appointed to Board of Directors adding experienced industry veteran. Srikanth Kethu appointed to Head of Enovix India to accelerate global innovation and regional expansion.

Q3 2025 Financial Summary

(in millions, except per share data and percentages)

	GAAP			Non-GAAP		
	Q3 2025	Q3 2024	YoYΔ	Q3 2025	Q3 2024	YoYΔ
Revenue	$8.0	$4.3	$3.7	$8.0	$4.3	$3.7
Gross profit (loss)	$1.4	($0.6)	$2.0	$1.7	($0.5)	$2.2
Gross Margin	18%	(15%)	33pts	21%	(13%)	34pts
Operating expenses	$48.4	$48.6	($0.2)	$31.5	$26.4	$5.1
Loss from operations	($47.0)	($49.3)	$2.3	($29.8)	($26.9)	($2.9)
Adjusted EBITDA	N/A	N/A	N/A	($21.4)	($23.7)	$2.3
Net loss per share, basic(1)	($0.26)	($0.12)	($0.14)	($0.14)	($0.16)	$0.02
Weighted average shares, basic(2)	206.5	187.8	18.7	206.5	187.8	18.7
Net loss per share, diluted(1)	($0.27)	($0.28)	$0.01	($0.14)	($0.16)	$0.02
Weighted average shares, diluted(2)	206.8	188.0	18.8	206.8	188.0	18.8

(1) Net loss per share attributable to Enovix (2) Weighted average shares attributable to Enovix

Q3 2025 Results Commentary

Financial results in the third quarter reflect disciplined execution across our established Korea operations and continued investment in Fab2 ahead of commercial launch. Revenue grew 85% year-over-year to $8.0 million, driven primarily by ongoing strength in Korea, including defense program shipments and increased activity with strategic partners. GAAP gross margin improved to 18% (non-GAAP gross margin 21%), supported by increased sales, product mix and manufacturing efficiencies, demonstrating the operating leverage potential as volume ramps.

Operating expenses were consistent with our plan as we advance customer programs, further develop our technology platform, and prepare Fab2 for high-volume production. We remain focused on balancing operating discipline with investment needed to support commercialization and scale.

Cash, equivalents, and marketable securities totaled $648 million as of September 28, 2025, compared to $201 million a year ago. The increase reflects proceeds from our capital markets programs, partially offset by our share repurchases completed during the quarter and ongoing investments in Fab2 and other operating activities. With a significantly strengthened balance sheet, we are positioned to support customer qualification, scale manufacturing, and pursue strategic opportunities from a position of strength.

We expect continued operating progress in the fourth quarter, including sequential revenue growth, and ongoing cost discipline as we execute customer ramps and prepare for commercial production of our AI-1 platform.

Financial Results and Guidance

(in millions, except per share data)

	Q3 2025 Guidance(1)	Q3 2025 Results	Q4 2025 Guidance(2)
Revenue	$7.5 – 8.5	$8.0	$9.5 – 10.5
Non-GAAP loss from operations(3)	($31.0 – 35.0)	($29.8)	($30.0 – 33.0)
Non-GAAP net loss per share(3),(4)	($0.14 – 0.18)	($0.14)	($0.16 – 0.20)
Capital expenditures(5)	-	$3.0	($9.0 – 12.0)

(1) Prior guidance as of July 31, 2025; (2) Our outlook does not include provisions for proposed tax law changes or for the recently enacted tax reform legislation, future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Actual results may differ materially from the outlook; (3) See Appendix for definitions and reconciliations of non-GAAP Gross Profit (Loss), non-GAAP Gross Margin, non-GAAP Operating Loss, Adjusted EBITDA, and Non-GAAP Net Loss Per Share Attributable to Enovix to their nearest comparable GAAP metrics.; (4) non-GAAP Net Loss represents non-GAAP Net Loss Per Share Attributable to Enovix; (5) Capital Expenditures reflects cash paid for property, equipment, and manufacturing assets and is a component of our free cash flow calculation. It excludes depreciation, amortization, and other non-cash investing items. It excludes one-time cash outflows related to business acquisitions, including the $10 million purchase of SETK assets in Q3 2025. About Enovix Enovix is on a mission to deliver high-performance batteries that unlock the full potential of technology products. Everything from IoT, mobile, and computing devices, to the vehicle you drive, needs a better battery. Enovix partners with OEMs worldwide to usher in a new era of user experiences. Our innovative, materials-agnostic approach to building a higher performing battery without compromising safety keeps us flexible and on the cutting-edge of battery technology innovation. Enovix is headquartered in Silicon Valley with facilities in India, Korea and Malaysia. For more information visit https://enovix.com and follow us on LinkedIn. Non-GAAP Financial Measures This press release includes the use of non-GAAP financial measures, which are intended to provide supplemental information regarding our performance. These non-GAAP measures include non-GAAP cost of revenue, non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling, general and administrative expense, non-GAAP operating expenses, non- GAAP income (loss) from operations, EBITDA, adjusted EBITDA, non-GAAP net loss attributable to Enovix shareholders, non-GAAP earnings (loss) per share, free cash flow, and other non-GAAP measures that are included in this press release. We use these non-GAAP measures to supplement our financial reporting and to evaluate ongoing operations and results, facilitate internal planning and forecasting, and assess performance against prior periods, industry peers, and the broader market. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles (GAAP) and should not be considered as an alternative to GAAP results. Industry peers and other companies may calculate similar non-GAAP measures differently. Non-GAAP financial measures have limitations, including but not limited to, that they exclude certain expenses that are required under GAAP, which adjustments reflect the exercise of judgment by management. We believe that these non-GAAP measures, when considered together with the GAAP results, provide investors with an additional understanding of our operating performance. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the tables at the end of this press release. While Enovix provides fourth quarter 2025 guidance for non-GAAP loss from operations, non-GAAP net loss per share and capital expenditures, we are unable to provide without unreasonable effort a GAAP to non- GAAP reconciliation of these projected non-GAAP measures, and we have not provided a quantitative reconciliation in reliance on the unreasonable efforts exception under Item 10(e)(1)(i)(B) of Regulation S- K. Such reconciliation to the corresponding GAAP financial measure cannot be provided without unreasonable effort because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjustments that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to change in fair value of common stock, stock-based compensation and related tax effects, legal costs related to shareholder lawsuit, gain on bargain purchase of assets, acquisition-related costs, and restructuring costs. As a result, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results. Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial or operating performance and are identified by words such as anticipate, believe, could, estimate, expect, intend, may, might, plan, possible, potential, predict, project, should, will, would and similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding: (a) our future operating results, financial position, growth opportunities and guidance; (b) our commercialization plans, strategy and product development roadmap, including the readiness, performance, timing, customer qualification of our recently launched AI-1 platform, AI-1 smartphone battery, and AI-1 AR battery, our continued progress with smartphone customers, our further advances for the commercial launch of our AI-1 cell, the status and timing of launch of our customer programs, and expectations regarding product launches by our customers in 2026; (c) our manufacturing strategy and the status of our manufacturing capabilities, including scale-up and operational readiness, including at Fab2 in Malaysia, our facility expansion in South Korea, and the anticipated timing for our Korea-based cell- manufacturing capability for 100% active silicon-anode technology; (d) our internal benchmarking and customer benchmarking of energy density and competitive positioning, including our belief that the AI-1 launch represents a shift from innovation to commercialization and our ability to maintain and expand a performance lead over other silicon-doped or conventional battery architectures; (e) our expectations regarding our AI-1 platform and our AI Class of batteries; (f) customer interest, qualification activities, and expected adoption of our products across smartphone, smart eyewear, AI-powered devices, XR, handheld computing, industrial, defense, drone, IoT, and EV segments; (g) our ability to enter into or expand commercial agreements, including strategic partnerships, design wins, production contracts, and potential expansion of agreements with automotive OEMs; (h) the strategic value and potential for expansion of our acquired South Korea facility, and its role in supporting defense programs and Fab2 capacity; (i) the impact of seasonal purchasing patterns, including defense procurement cycles; (j) the impacts of tariffs, trade policies, and regional market developments on our business strategy and demand outlook; (k) anticipated trends, risks, and opportunities across our addressable markets and the broader economic environment, including interest rates, inflation, currency fluctuations, and global supply chain evolution; (l) the benefits of our capital markets strategy during Q3 2025, our expectations regarding the benefits and use of our current balances of cash, cash equivalents and marketable securities, and the timing and ability to raise additional capital in the future through equity, debt or other instruments to support operations, growth initiatives or capital expenditures; (m) the impact of AI feature adoption on demand for energy-dense batteries; (n) the timing and expected success of achieving technical milestones, including audits by OEMs, production ramp-up readiness, and securing purchase orders; and (o) our exposure to and management of global trade risks. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. For additional information on these risks and uncertainties and other potential factors that could cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q and other documents that we have filed, or will file, with the SEC. These documents are available in the SEC Filings section of the Investor Relations page at https://ir.enovix.com and at www.sec.gov.

Any forward-looking statements in this press release speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For media and investor inquiries, please contact: Investor Contact: Robert Lahey ir@enovix.com Chief Financial Officer: Ryan Benton ryan.benton@enovix.com

Enovix Corporation Condensed Consolidated Balance Sheets (Unaudited) (In Thousands, Except Share and per Share Amounts) September 28, 2025 December 29, 2024 Assets Current assets: Cash and cash equivalents $ 335,502 $ 272,869 Short-term investments 223,316 — Accounts receivable, net 4,631 4,566 Notes receivable, net 2,412 4 Inventory 15,224 7,664 Prepaid expenses and other current assets 7,547 9,903 Total current assets 588,632 295,006 Property and equipment, net 174,585 167,947 Long-term investments 89,451 — Customer relationship intangibles and other intangibles, net 32,827 36,394 Operating lease, right-of-use assets 11,774 13,479 Goodwill 12,217 12,217 Other assets, non-current 4,223 2,126 Total assets $ 913,709 $ 527,169 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable $ 21,311 $ 9,492 Accrued expenses 8,928 19,843 Accrued compensation 7,214 8,228 Short-term debt 10,151 9,452 Deferred revenue 7,689 3,650 Other liabilities 5,281 3,036 Total current liabilities 60,574 53,701 Long-term debt, net 518,348 169,820 Warrant liability 16,632 28,380 Operating lease liabilities, non-current 11,413 13,293 Deferred revenue, non-current 300 3,774 Deferred tax liability 9,325 8,784 Other liabilities, non-current 14 14 Total liabilities 616,606 277,766 Stockholders’ equity: Common stock, $0.0001 par value; authorized shares of 1,000,000,000; issued and outstanding shares of 215,367,757 and 190,559,335 as of September 28, 2025 and December 29, 2024, respectively 22 19 Additional paid-in-capital 1,296,114 1,067,951 Treasury stock, at cost (58,385) — Accumulated other comprehensive loss (658) (143) Accumulated deficit (942,837) (821,086) Total Enovix stockholders’ equity 294,256 246,741 Non-controlling interest 2,847 2,662 Total equity 297,103 249,403 Total liabilities and equity $ 913,709 $ 527,169

Enovix Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

(In Thousands, Except Share and per Share Amounts)	Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Revenue	$ 7,990	$ 4,317	$ 20,556	$ 13,357
Cost of revenue	6,589	4,959	16,952	16,454
Gross profit (loss)	1,401	(642)	3,604	(3,097)
Operating expenses:				
Research and development	28,180	24,220	82,257	102,073
Selling, general and administrative	20,194	20,744	54,613	61,176
Restructuring cost	—	3,661	—	41,807
Total operating expenses	48,374	48,625	136,870	205,056
Loss from operations	(46,973)	(49,267)	(133,266)	(208,153)
Other income (expense):				
Change in fair value of common stock warrants	1,867	29,899	11,778	17,359
Gain on bargain purchase of assets	—	—	4,761	—
Interest income	2,540	2,859	7,401	9,745
Interest expense	(11,765)	(1,718)	(15,186)	(5,068)
Other income (loss), net	140	(2,217)	1,501	(1,509)
Total other income (loss), net	(7,218)	28,823	10,255	20,527
Loss before income tax expense (benefit)	(54,191)	(20,444)	(123,011)	(187,626)
Income tax expense (benefit)	(422)	2,194	(1,445)	(2,544)
Net loss	(53,769)	(22,638)	(121,566)	(185,082)
Net gain (loss) attributable to non-controlling interests	(56)	(102)	185	(306)
Net loss attributable to Enovix	$ (53,713)	$ (22,536)	$ (121,751)	$ (184,776)
Net loss per share attributable to Enovix shareholders, basic[(1)]	$ (0.26)	$ (0.12)	$ (0.59)	$ (1.01)
Weighted average number of common shares outstanding, basic[(1)]	206,458,846	187,785,319	204,758,291	183,229,182
Net loss per share attributable to Enovix shareholders, diluted[(1)]	$ (0.27)	$ (0.28)	$ (0.59)	$ (1.01)
Weighted average number of common shares outstanding, diluted[(1)]	206,811,315	187,977,123	204,758,291	183,229,182

[(1)] As required by ASC 260, Earnings Per Share, the share and per share amounts in the condensed consolidated financial statements for the periods presented above have been retroactively adjusted to reflect the warrant dividends issued in July 2025.

Enovix Corporation Condensed Consolidated Statements of Cash Flows (Unaudited) Fiscal Years-to-Date Ended (In Thousands) September 28, 2025 September 29, 2024 Cash flows used in operating activities: Net loss $ (121,566) $ (185,082) Adjustments to reconcile net loss to net cash used in operating activities Depreciation, accretion and amortization 26,675 37,417 Stock-based compensation 37,973 48,630 Changes in fair value of common stock warrants (11,778) (17,359) Gain on bargain purchase of assets (4,761) — Impairment and loss on disposal of long-lived assets — 38,249 Interest expense (non-cash) 9,222 — Others 1,312 174 Changes in operating assets and liabilities: Accounts and notes receivables (2,359) 494 Inventory (7,247) (827) Prepaid expenses and other assets 445 (3,913) Accounts payable 6,539 (10,018) Accrued expenses and compensation (2,781) 3,175 Deferred revenue 702 (502) Deferred tax liability (1,135) (3,303) Other liabilities 467 190 Net cash used in operating activities (68,292) (92,675) Cash flows from investing activities: Purchase of property and equipment (17,216) (59,830) Payment for business acquisition (10,000) — Purchases of investments (370,133) (31,812) Maturities of investments 58,145 106,621 Net cash provided by (used in) investing activities (339,204) 14,979 Cash flows from financing activities: Proceeds from issuance of convertible senior notes and loan borrowing 360,000 4,572 Payments of debt issuance costs (9,900) — Repayment of debt (794) (180) Purchase of Capped Calls (45,288) — Proceeds from exercise of common stock warrants 232,106 — Payments of issuance costs related to common stock and warrant dividends (5,995) — Repurchase of common stock (58,385) — Proceeds from the exercise of stock options and issuance of common stock under ATM, net of issuance costs 3,133 44,285 Payroll tax payments for shares withheld upon vesting of RSUs (4,855) (5,601) Proceeds from issuance of common stock under employee stock purchase plan 711 1,145 Repurchase of unvested restricted common stock — (4) Net cash provided by financing activities 470,733 44,217 Effect of exchange rate changes on cash, cash equivalents and restricted cash (409) 1,303 Change in cash, cash equivalents, and restricted cash 62,828 (32,176) Cash and cash equivalents and restricted cash, beginning of period 274,691 235,123 Cash and cash equivalents and restricted cash, end of period $ 337,519 $ 202,947

Net Loss Attributable to Enovix to Adjusted EBITDA Reconciliation

"EBITDA" is defined as earnings (net loss) attributable to Enovix adjusted for interest income, interest expense, income tax benefit, depreciation and amortization expense. "Adjusted EBITDA" includes additional adjustments to EBITDA such as stock-based compensation expense, change in fair value of common stock warrants, inventory step-up, impairment of equipment, warrant issuance cost, certain legal costs related to our defense of an ongoing securities class action complaint that is outside the ordinary course of business and that we do not consider representative of our performance, and other special items as determined by management which it does not believe to be indicative of its underlying business trends.

These non-GAAP measures may differ from similarly titled measures used by other companies.

Below is a reconciliation of net loss attributable to Enovix on a GAAP basis to the non-GAAP EBITDA and Adjusted EBITDA financial measures for the periods presented below (unaudited) (in thousands):

	Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net loss attributable to Enovix	$ (53,713)	$ (22,536)	$ (121,751)	$ (184,776)
Interest expense (income), net	9,225	(1,141)	7,785	(4,677)
Income tax expense (benefit)	(422)	2,194	(1,445)	(2,544)
Depreciation and amortization	9,398	6,500	26,675	37,417
EBITDA	(35,512)	(14,983)	(88,736)	(154,580)
Stock-based compensation expense[1]	11,837	16,722	37,973	47,414
Change in fair value of common stock warrants	(1,867)	(29,899)	(11,778)	(17,359)
Inventory step-up	—	—	—	1,907
Restructuring cost[1]	—	3,661	—	41,807
Legal cost related to shareholder lawsuit[2]	2,743	801	5,394	1,466
Warrant issuance cost	1,378	—	1,378	—
Acquisition cost	—	—	664	—
Gain on bargain purchase of assets	—	—	(4,761)	—
Import duty forgiveness	—	—	(2,431)	—
Adjusted EBITDA	$ (21,421)	$ (23,698)	$ (62,297)	$ (79,345)

[1] $0.1 million and $1.2 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal quarter and the fiscal year-to-date ended September 29, 2024, respectively.

[2] These amounts represent certain legal costs related to the defense of an ongoing securities class action complaint.

Reconciliation of Operating Loss to Non-GAAP Operating Loss and Adjusted EBITDA

Additionally, below is a reconciliation of GAAP operating loss to non-GAAP operating loss and adjusted EBITDA for the periods presented (unaudited) (in thousands).

These non-GAAP measures may differ from similarly titled measures used by other companies.

	Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
GAAP Loss from Operations	$ (46,973)	$ (49,267)	$ (133,266)	$ (208,153)
Stock-based compensation expense[(1)]	11,837	16,722	37,973	47,414
Amortization of intangible assets	1,190	1,191	3,568	3,552
Legal cost related to shareholder lawsuit[(2)]	2,743	801	5,394	1,466
Warrant issuance cost	1,378	—	1,378	—
Acquisition cost	—	—	664	—
Inventory step-up	—	—	—	1,907
Restructuring cost[(1)]	—	3,661	—	41,807
Non-GAAP Loss from Operations	(29,825)	(26,892)	(84,289)	(112,007)
Depreciation and amortization (excluding amortization of intangible assets)	8,208	5,309	23,107	33,865
Other income (loss), net (excluding import duty forgiveness)	140	(2,217)	(930)	(1,509)
Net gain (loss) attributable to non-controlling interest	56	102	(185)	306
Adjusted EBITDA	$ (21,421)	$ (23,698)	$ (62,297)	$ (79,345)

(1) $0.1 million and $1.2 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal quarter and the fiscal year-to-date ended September 29, 2024, respectively.

(2) These amounts represent certain legal costs related to the defense of an ongoing securities class action complaint.

Free Cash Flow Reconciliation We define Free Cash Flow as net cash used in operating activities less capital expenditures, net of proceeds from disposal of property and equipment, each as reported in our consolidated statements of cash flows. Free Cash Flow is a non-GAAP financial measure and should not be considered an alternative to cash flows from operating activities as determined in accordance with GAAP. We believe Free Cash Flow is a useful measure for investors because it provides insight into the cash generated or used by our operations after funding capital expenditures, and it helps assess our ability to pursue strategic growth initiatives. We use Free Cash Flow internally to evaluate performance, support decision-making, and measure our progress toward profitability and cash flow breakeven. This non-GAAP measure may differ from similarly titled measures used by other companies. Below is a reconciliation of net cash used in operating activities to the Free Cash Flow financial measure for the periods presented (unaudited) (in thousands): Fiscal Years-to-Date Ended September 28, 2025 September 29, 2024 Net cash used in operating activities $ (68,292) $ (92,675) Capital expenditures (17,216) (59,830) Payment for business acquisition (10,000) — Free Cash Flow $ (95,508) $ (152,505)

Other Non-GAAP Financial Measures Reconciliation

(In Thousands, Except Share and per Share Amounts)

These non-GAAP measures may differ from similarly titled measures used by other companies.

	Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Revenue	$ 7,990	$ 4,317	$ 20,556	$ 13,357
GAAP cost of revenue	$ 6,589	$ 4,959	$ 16,952	$ 16,454
Stock-based compensation expense	(280)	(101)	(757)	(196)
Inventory step-up	—	—	—	(1,907)
Non-GAAP cost of revenue	$ 6,309	$ 4,858	$ 16,195	$ 14,351
GAAP gross profit (loss)	$ 1,401	$ (642)	$ 3,604	$ (3,097)
Stock-based compensation expense	280	101	757	196
Inventory step-up	—	—	—	1,907
Non-GAAP gross profit (loss)	$ 1,681	$ (541)	$ 4,361	$ (994)
GAAP research and development (R&D) expense	$ 28,180	$ 24,220	$ 82,257	$ 102,073
Stock-based compensation expense	(5,754)	(5,914)	(19,050)	(19,771)
Amortization of intangible assets	(416)	(417)	(1,247)	(1,248)
Non-GAAP R&D expense	$ 22,010	$ 17,889	$ 61,960	$ 81,054
GAAP selling, general and administrative (SG&A) expense	$ 20,194	$ 20,744	$ 54,613	$ 61,176
Stock-based compensation expense	(5,803)	(10,707)	(18,166)	(27,447)
Amortization of intangible assets	(774)	(774)	(2,321)	(2,304)
Legal cost related to shareholder lawsuit[(2)]	(2,743)	(801)	(5,394)	(1,466)
Warrant issuance cost	(1,378)	—	(1,378)	—
Acquisition cost	—	—	(664)	—
Non-GAAP SG&A expense	$ 9,496	$ 8,462	$ 26,690	$ 29,959
GAAP operating expenses	$ 48,374	$ 48,625	$ 136,870	$ 205,056
Stock-based compensation expense included in R&D expense	(5,754)	(5,914)	(19,050)	(19,771)
Stock-based compensation expense included in SG&A expense	(5,803)	(10,707)	(18,166)	(27,447)
Amortization of intangible assets	(1,190)	(1,191)	(3,568)	(3,552)
Restructuring cost[(1)]	—	(3,661)	—	(41,807)
Legal cost related to shareholder lawsuit[(2)]	(2,743)	(801)	(5,394)	(1,466)
Warrant issuance cost	(1,378)	—	(1,378)	—
Acquisition cost	—	—	(664)	—
Non-GAAP operating expenses	$ 31,506	$ 26,351	$ 88,650	$ 111,013

[(1)] $0.1 million and $1.2 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal quarter and the fiscal year-to-date ended September 29, 2024, respectively.

[(2)] These amounts represent certain legal costs related to the defense of an ongoing securities class action complaint.

	Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
GAAP loss from operations	$ (46,973)	$ (49,267)	$ (133,266)	$ (208,153)
Stock-based compensation expense[1]	11,837	16,722	37,973	47,414
Amortization of intangible assets	1,190	1,191	3,568	3,552
Inventory step-up	—	—	—	1,907
Restructuring cost[1]	—	3,661	—	41,807
Legal cost related to shareholder lawsuit[2]	2,743	801	5,394	1,466
Warrant issuance cost	1,378	—	1,378	—
Acquisition cost	—	—	664	—
Non-GAAP loss from operations	$ (29,825)	$ (26,892)	$ (84,289)	$ (112,007)
GAAP net loss attributable to Enovix	$ (53,713)	$ (22,536)	$ (121,751)	$ (184,776)
Stock-based compensation expense[1]	11,837	16,722	37,973	47,414
Change in fair value of common stock warrants	(1,867)	(29,899)	(11,778)	(17,359)
Amortization of intangible assets	1,190	1,191	3,568	3,552
Inventory step-up	—	—	—	1,907
Restructuring cost[1]	—	3,661	—	41,807
Legal cost related to shareholder lawsuit[2]	2,743	801	5,394	1,466
Warrant issuance cost	1,378	—	1,378	—
Interest expense related to the warrant dividend	9,223	—	9,223	—
Acquisition cost	—	—	664	—
Gain on bargain purchase of assets	—	—	(4,761)	—
Import duty forgiveness	—	—	(2,431)	—
Non-GAAP net loss attributable to Enovix shareholders	$ (29,209)	$ (30,060)	$ (82,521)	$ (105,989)
GAAP net loss per share attributable to Enovix, basic[3]	$ (0.26)	$ (0.12)	$ (0.59)	$ (1.01)
GAAP weighted average number of common shares outstanding, basic[3]	206,458,846	187,785,319	204,758,291	183,229,182
GAAP net loss per share attributable to Enovix, diluted[3]	$ (0.27)	$ (0.28)	$ (0.59)	$ (1.01)
GAAP weighted average number of common shares outstanding, diluted[3]	206,811,315	187,977,123	204,758,291	183,229,182
Non-GAAP net loss per share attributable to Enovix, basic[3]	$ (0.14)	$ (0.16)	$ (0.40)	$ (0.58)
GAAP weighted average number of common shares outstanding, basic[3]	206,458,846	187,785,319	204,758,291	183,229,182
Non-GAAP net loss per share attributable to Enovix, diluted[3]	$ (0.14)	$ (0.16)	$ (0.40)	$ (0.58)
GAAP weighted average number of common shares outstanding, diluted[3]	206,811,315	187,977,123	204,758,291	183,229,182

(1) $0.1 million and $1.2 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal quarter and the fiscal year-to-date ended September 29, 2024, respectively. (2) These amounts represent certain legal costs related to the defense of an ongoing securities class action complaint. (3) As required by ASC 260, the share and per share amounts for the periods presented in the above tables have been retroactively adjusted to reflect the warrant dividends issued in July 2025. Fiscal Quarter Ended December 29, 2024 GAAP net loss attributable to Enovix $ (37,465) Stock-based compensation expense 10,207 Change in fair value of common stock warrants 5,115 Amortization of intangible assets 1,189 Legal costs related to shareholder lawsuit(1) (2,007) Non-GAAP net loss attributable to Enovix shareholders $ (22,961) GAAP net loss per share attributable to Enovix, basic and diluted(2) $ (0.19) GAAP weighted average number of common shares outstanding, basic and diluted(2) 196,597,813 Non-GAAP net loss per share attributable to Enovix, basic and diluted(2) $ (0.12) GAAP weighted average number of common shares outstanding, basic and diluted(2) 196,597,813 (1) This amount represents certain legal costs related to the defense of an ongoing securities class action complaint, net of a one-time reimbursement from insurance carrier. (2) As required by ASC 260, the share and per share amounts for the period presented in the above table have been retroactively adjusted to reflect the warrant dividends issued in July 2025.